Exhibit 99.8

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OF IRIS ACQUISITION CORP

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included as exhibits or incorporated by reference into the Current Report on Form 8-K, as amended (the “Current Report”), to which this discussion and analysis is filed as an exhibit. Unless the context otherwise requires, when we use the terms “we,” “us,” and “our” in the following discussion and analysis, we are referring to Iris Acquisition Corp prior to the completion of the business combination with Liminatus Pharma, LLC (“Liminatus”).

Overview

We are a blank check company incorporated on November 5, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 30, 2022, we executed a Business Combination Agreement with Liminatus Pharma, LLC (“Liminatus”), which consummated on April 30, 2025 (the “Closing Date”).

Initial Public Offering

The registration statement for the Company’s initial public offering (“IPO”) was declared effective by the Securities Exchange Commission (“SEC”) on March 4, 2021. On March 9, 2021, the Company consummated the IPO of 27,600,000 units (the “Units”) at a price of $10.00 per Unit, for total gross proceeds of $276,000,000. Each Unit consists of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant entitling its holder to purchase one share of common stock at a price of $11.50 per share.

Simultaneously with the closing of the IPO, pursuant to the Warrant Purchase Agreements, the Company completed the private sale of an aggregate of 5,013,333 Warrants (each a “Private Placement Warrant”) to Iris Acquisition Holdings LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor”) at a purchase price of $1.50 per Private Placement Warrant. The sale of the Private Placement Warrants generated gross proceeds to the Company of $7,520,000.

Extension of Business Combination Period and Other Transactions

After the special stockholders meeting held on December 20, 2022, to vote upon a charter amendment to extend the time to complete a business combination until June 9, 2023 (subject to an additional three month extension at the discretion of the Board), stockholders holding 26,186,896 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of $263,963,913. Following such redemptions, 1,413,104 Public Shares remained outstanding in the trust.

On April 26, 2023, Dr. Borade, an Audit Committee member, notified us of his intent to resign as a member of our Board effective April 26, 2023. Dr. Borade’s decision to resign was not the result of any dispute or disagreement with us on any matter relating to our operation, policies (including accounting or financial policies) or practices.

On May 30, 2023, our Board held a meeting and: (i) extended the date by which we must consummate a Business Combination for a three month period from June 9, 2023 to September 9, 2023, and (ii) appointed Nicholas Fernandez to serve as a director. Consistent with this extension by our Board, the parties to the Business Combination Agreement amended the Business Combination Agreement on June 1, 2023, to extend the date by which the parties thereto can terminate the Business Combination Agreement if the transaction has not closed by that date (the “Outside Date”) from June 7, 2023, to September 30, 2023.

On August 16, 2023, we filed a preliminary proxy statement with the SEC containing a proposal to stockholders to amend our amended and restated certificate of incorporation to, among other things, extend the date by which we must consummate a business combination from September 9, 2023, to March 9, 2024. On August 14, 2023, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the Outside Date from September 30, 2023 to March 9, 2024.

On September 7, 2023, we filed with the Secretary of State of the State of Delaware an amendment to our amended and restated certificate of incorporation to: (i) to change the date by which we must consummate a business combination from September 9, 2023 to December 9, 2023 (the “Second Extension Amendment”) (subject to an additional three month extension at the discretion of our Board); (ii) to remove from the charter the limitation on share repurchases prior to the consummation of a business combination that would cause our net tangible assets to be less than $5,000,001 following such repurchases, and the limitation that we shall not consummate a business combination if it would cause our net tangible assets to be less than $5,000,001 either immediately prior or subsequent to the consummation of such business combination (the “NTA Amendment”); and (iii) to amend the charter to provide for the right of a holder of shares of the Class B common stock, par value $0.0001 per share, to convert such shares into shares of the Class A common stock on a one-for-one basis prior to the closing of a business combination (the “Founder Share Amendment” and, together with the Extension Amendment and the NTA Amendment, the “Charter Amendments”).

Our stockholders approved the Charter Amendments at a special meeting of stockholders (the “Second Special Meeting”) on September 7, 2023.

In connection with the Second Special Meeting, stockholders holding 1,006,495 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of $10.29 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $10,358,754. Following such redemptions, 406,609 Public Shares remained outstanding.

On September 25, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock. The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

On December 5, 2023, the Board held a meeting and extended the date by which the Company must consummate a Business Combination for a three month period from December 9, 2023 to March 9, 2024.

On February 7, 2024, we filed a preliminary proxy statement with the SEC containing a proposal to stockholders to amend our amended and restated certificate of incorporation to, among other things, extend the date by which we must consummate a business combination from to March 9, 2024, to June 9, 2024 (subject to an additional three month extension at the discretion of the Board). Our stockholders approved the amendments to the Certificate of Incorporation at the special meeting on March 7, 2024.

On March 7, 2024, we filed with the Secretary of State of the State of Delaware an amendment to our amended and restated certificate of incorporation to change the date by which we must consummate a business combination to June 9, 2024 (the “Third Extension Amendment”) (subject to an additional three month extension at the discretion of our Board). Our Board approved the additional three month extension on May 13, 2024 extending the date to consummate a business combination to September 9, 2024.

Our stockholders approved the Third Extension Amendment at a special meeting of stockholders (the “Third Special Meeting”) on March 7, 2024.

In connection with the Third Special Meeting, stockholders holding 119,572 shares properly exercised their right to redeem their shares for cash at a redemption price of $10.58 per share, adjusted for applicable taxes in the amount of $60,000 including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $1,265,669. Following such redemptions, 287,037 shares remained outstanding.

On March 9, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the Outside Date to July 31, 2024. Additionally, on March 9, 2024, the parties to the PIPE Equity Subscription Agreement and Convertible Note Subscription Agreement entered into amendments to such agreements to extend the termination date of the respective agreements to July 31, 2024.

On May 13, 2024, the Board extended the date by which the Company must consummate a Business Combination for a three month period from June 9, 2024 to September 9, 2024, pursuant to the discretion granted to the Board by the stockholders.

On July 19, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the Outside Date to September 3, 2024.

On July 23, 2024, the PIPE Equity Subscription Agreement was amended to increase the PIPE Investor’s committed purchase of PIPE Shares from 1,500,000 to 2,500,000, increase the PIPE Equity Investment from $15,000,000 to $25,000,000, and extend the date by which the PIPE Investor can terminate the agreement to September 3, 2024. On July 23, 2024, the parties to the Convertible Note Subscription Agreement terminated such agreement.

On August 16, 2024, Liminatus informed us that Targeted Diagnostics & Therapeutics, Inc., Liminatus’s license partner for the intellectual property and other rights related to GCC (CAR-T therapy and cancer vaccine), terminated the License and Development Agreement, dated June 10, 2018, by and between Targeted Diagnostics & Therapeutics, Inc. and Liminatus. As a result of this termination, a post-effective amendment to ParentCo’s Registration Statement on Form S-4 was filed on November 8, 2024, to disclose the change to Liminatus’s business and to reschedule a previously scheduled meeting of stockholders to a later date.

On August 16, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the Outside Date to December 31, 2024. Also on August 16, 2024, the parties to the PIPE Equity Subscription Agreement entered into an amendment to such agreement to extend the termination date of the agreement to December 31, 2024.

On August 26, 2024, we filed a proxy statement with the SEC containing a proposal to stockholders to amend our Certificate of Incorporation to extend the date by which we must consummate a business combination from September 9, 2024 to December 31, 2024. Our stockholders approved the amendments to the Certificate of Incorporation at the special meeting on September 5, 2024. On September 5, 2024, we filed with the Secretary of State of the State of Delaware an amendment to our amended and restated certificate of incorporation to change the date by which we must consummate a business combination to December 31, 2024. Additionally, on September 5, 2024, stockholders holding 48,107 shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.17 per share, for an aggregate redemption amount of approximately $537,200, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax. Following such redemptions, 238,930 Public Shares remained outstanding.

On October 23, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to, among other things, reduce the enterprise value associated with Liminatus to $175 million.

On October 31, 2024, the PIPE Equity Subscription Agreement was amended to decrease the PIPE Investor’s committed purchase of PIPE Shares from 2,500,000 to 1,500,000, and decrease the PIPE Equity Investment from $25,000,000 to $15,000,000.

On December 9, 2024, we filed a proxy statement with the SEC containing a proposal to stockholders to amend the Certificate of Incorporation to extend the date by which Iris must consummate a business combination from December 31, 2024 to March 31, 2025 (subject to an additional three month extension at the discretion of the Board). Our stockholders approved the amendments to the Certificate of Incorporation at the special meeting on December 20, 2024.

On December 20, 2024, stockholders holding 64,453 public shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.47 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $739,195. Following such redemptions, 174,477 Public Shares will remain outstanding. The redemptions were settled on February 3, 2025.

On December 26, 2024, we filed with the Secretary of State of the State of Delaware an amendment to our amended and restated certificate of incorporation to change the date by which we must consummate a business combination to March 31, 2025 (subject to an additional three month extension at the discretion of the Board). On December 26, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement to June 30, 2025.

On December 26, 2024, the parties amended the date by which the PIPE Investor can terminate the agreement to June 30, 2025.

On March 4, 2025, we held a special meeting of stockholders. At the special meeting, the Company’s stockholders voted to approve the business combination, and adopt the Business Combination Agreement, among other items. In connection with the special meeting, stockholders holding 59,844 public shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.74 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $702,359.

On April 30, 2025, the Business Combination consummated, which is discussed in further detail below.

Business Combination

On November 30, 2022, the Company, Iris Parent Holding Corp. (“ParentCo”), Liminatus, Liminatus Pharma Merger Sub, Inc. (“Liminatus Merger Sub”) and SPAC Merger Sub, Inc. (“SPAC Merger Sub”) entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) whereby (a) Liminatus Merger Sub will merge with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”).

Liminatus is an early stage single-asset biotech company focused on oncology. The company is looking to develop a next generation CD47 checkpoint inhibitor targeting various solid tumors. CD47 is a potent ‘do not eat me’ signal that enables cancer cells to evade detection by the immune system. The CD47 next generation antibody has shown to preferentially bind to immune cells, but negligibly to red blood cells and platelets without inducing destruction of red blood cells which is a key differentiating feature. The next generation of anti CD47 monoclonal antibodies have catalysed a resurgence of interest in the field. Currently IND enabling studies are underway to progress the asset into clinical trials.

Liminatus is actively reviewing opportunities to in-license or acquire other clinical candidates that match the area of expertise of the company.

Concurrently with the execution of the Business Combination Agreement, ParentCo and Iris have entered into an equity subscription agreement (the “PIPE Equity Subscription Agreement”) with one accredited investor (the “PIPE Investor”) pursuant to which the PIPE Investor has committed to purchase 1,500,000 shares of ParentCo Common Stock at a purchase price per share of $10.00 (the “PIPE Shares”), for an aggregate purchase price of $15,000,000 (the “PIPE Equity Investment”). The obligations to consummate the transaction contemplated by the PIPE Equity Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

Simultaneously with the PIPE Equity Subscription Agreement, ParentCo and Iris entered into a convertible note subscription agreement (the “Convertible Note Subscription Agreement”) with one accredited investor (the “PIPE Subscriber”) pursuant to which the PIPE Subscriber committed to subscribe for and purchase 8% convertible notes (the “Convertible Notes”) of and from ParentCo in an aggregate principal amount of $25,000,000 (the “Convertible Notes Investment”) due three years after the Closing of the Business Combination, with an initial conversion price of $11.50 per share of ParentCo Common Stock, which was subject to future downward adjustment based upon the market price of the publicly traded ParentCo Common Stock. The parties to the Convertible Note Subscription Agreement terminated the Convertible Note Subscription Agreement on July 23, 2024.

Pursuant to the Business Combination Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of ParentCo, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the applicable warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v) the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

On April 30, 2025 (the “Closing Date”), Iris consummated the business combination Mergers pursuant to the terms of the Business Combination Agreement by and among, ParentCo, Iris, Liminatus, Liminatus Merger Sub and SPAC Merger Sub. Upon the consummation of the Business Combination, Iris’s Class A common stock, units and public warrants ceased trading on the OTC Pink Marketplace, and ParentCo Common Stock and ParentCo Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) on May 1, 2025, under the symbols “LIMN” and “LIMNW,” respectively.

Upon the closing of the Business Combination, Iris Class A Common Stockholders received 7,014,633 shares of the combined company’s common stock.

In addition to the above, the combined company, in aggregate, issued 19,000,000 shares of Common Stock to the Liminatus securityholders and to the PIPE Investor.

Pursuant to the terms of the Business Combination Agreement, 6,900,000 Iris public warrants were converted into a right to purchase the combined company’s Common Stock.

As it relates to the Iris private warrants, Iris’s sponsor forfeited 4,177,778 private warrants, while the 835,555 private warrants issued to Cantor were converted into a right to purchase shares of the combined company’s Common Stock.

Upon the closing of the Business Combination on April 30, 2025, the PIPE funds were remitted to the combined company.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities for the period from November 5, 2020 (inception) through March 31, 2025 were organizational activities, those necessary to prepare for the IPO, and identifying a target company for our initial Business Combination, which closed on April 30, 2025. We generate non-operating interest income from our cash and marketable securities held in the Trust Account and changes in the value of warrant liabilities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing), as well as for due diligence expenses. We will not generate any operating revenues until, at the earliest, the closing and completion of our initial Business Combination, which closed on April 30, 2025.

For the three months ended March 31, 2025, we had a net loss of $891,382, which consisted of $827,647 of formation and offering costs, $21,915 of unrealized loss on the change in fair value of warrants, $57,098 of interest expense and income tax provision of $1,616, which are offset by interest income on investments held in the Trust Account of $16,894.

For the three months ended March 31, 2024, we had a net loss of $858,231, which consisted of $721,754 of formation and offering costs, $178,734 of unrealized loss on the change in fair value of warrants, $1,339 of interest expense and income tax provision of $5,847, which are offset by interest income on investments held in the Trust Account of $47,241 and a gain on the fair value of derivatives of $2,202.

Going Concern, Liquidity and Capital Resources

As of March 31, 2025, we had $62,242 in our operating bank account, which includes $27,347 of restricted cash to be used for tax payments and negative working capital of approximately $8,778,564. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, provide us Working Capital Loans. As of March 31, 2025, there were no Working Capital Loans outstanding. Additionally, the Company issued promissory notes to the Sponsor and Liminatus to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. As of March 31, 2025 and December 31, 2024, there was $4,243,500 and $3,668,500 respectively, of promissory notes issued to Liminatus, which are included in Promissory notes - Liminatus in the accompanying unaudited condensed balance sheets. Additionally, there were $1,453,720 of promissory notes issued to related parties as of both March 31, 2025 and December 31, 2024, which are included in Promissory notes - related party in the accompanying unaudited condensed balance sheets. Upon the consummation of the business combination on April 30, 2025, the Company ceased to exist and is survived by the combined company.

As of March 31, 2025, we had cash equivalents in the form of investments held in the Trust Account of $2,047,748, which includes $702,359 of restricted cash to be used for pending Class A common stock redemptions. We have used substantially all of the funds held in the Trust Account, including any amounts representing interest earned on investments held in the Trust Account to complete the Business Combination.. We have also withdrawn interest earned on investments held in the Trust Account to pay income and franchise taxes.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) ASC 205-40, Presentation of Financial Statements—Going Concern, management has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying unaudited condensed financial statements are issued. The Company’s unaudited condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s plans relating to the above include raising additional cash through equity and debt financings or other arrangements to fund operations after the completion the Business Combination. There can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Cash Flows

Operating Activities

Our net cash used in operating activities was $561,695 for the three months ended March 31, 2025, as compared to $903,722 for the three months ended March 31, 2024. The decrease in cash used in operating activities can be primarily attributed to an increase in the Company’s net loss of $33,151, an increase in changes in operating assets and liabilities of $500,787, which were offset by a decrease in unrealized loss on change in the fair value of warrant liabilities of $156,819.

Investing Activities

Net cash provided by investing activities was $724,615 for the three months ended March 31, 2025 as compared to $248,834 for the three months ended March 31, 2024 primarily due to an increase in proceeds from the Trust Account for redemptions in the amount of $741,021 offset by a decrease in proceeds from the Trust account used for tax payments of $279,519.

Financing Activities

Net cash used in financing activities for the three months ended March 31, 2025 of $166,021 resulted from the payment of redemptions of Class A common stock of $741,021 offset by borrowings from Liminatus of $575,000. Net cash provided by financing activities for the three months ended March 31, 2024 of $700,000 resulted from borrowings from Liminatus.

Critical Accounting Policies and Significant Judgments and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the reported amount of assets, liabilities, costs and expenses and related disclosures.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. The critical accounting estimates, assumptions, judgements and the related policies that we believe have the most significant impact on its financial statements are described below:

Fair Value of Warrants

In determining the fair value of our Private Placement Warrants, our Board used the most observable inputs available. The valuation approach utilized the Monte Carlo simulation model. Some of the inputs used in the model include the expected common stock price volatility, risk-free interest rate, expected Business Combination date and probability of completing the Business Combination. Several of these inputs are known and several use judgement. For instance, the probability of completing the Business Combination is derived by taking a sample of other special purpose acquisition companies and calculating the implied probability of completion for each company in the sample set. Changes in any or all of these estimates and assumptions, or the relationships between these assumptions, impact our valuation of our Private Placement Warrants as of each valuation date and may have a material impact on the valuation of these warrants.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” that addresses requests for improved income tax disclosures from investors that use the financial statements to make capital allocation decisions. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2024. The amendments in this ASU must be applied on a retrospective basis to all prior periods presented in the financial statements and early adoption is permitted. The Company adopted this standard on January 1, 2025 and determined that the adoption does not have a material impact on these unaudited condensed financial statements.

Recent Issued Accounting Pronouncements

On November 4, 2024, the FASB issued ASU 2024-03, Accounting Standards Update 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The amendments in this ASU do not change or remove current expense disclosure requirements; however, the amendments affect where such information appears in the notes to financial statements because entities are required to include certain current disclosures in the same tabular format disclosure as the other disaggregation requirements in the amendments. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact that the adoption of this standard will have on its financial statements.

Management does not believe that any additional recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.